UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2025
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01 Regulation FD Disclosure

On June 2, 2025, Vistagen Therapeutics, Inc. (the “Company”) issued a press release to provide an update on the timeline for the ongoing clinical trials in its U.S. registration-directed PALISADE Phase 3 Program evaluating fasedienol for acute treatment of social anxiety disorder. The Company’s PALISADE-3 Phase 3 clinical trial remains on track for expected topline data in the fourth quarter of this year. Topline results for its PALISADE-4 Phase 3 clinical trial are expected in the first half of 2026. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In addition, the Company began utilizing a new corporate presentation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2.

Disclaimer

The information in this Current Report on Form 8-K, including the information set forth in Exhibits 99.1 and 99.2, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibits 99.1 and 99.2 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d)Exhibits Index

Exhibit No.	Description

99.1	Press Release issued by Vistagen Therapeutics, Inc., dated June 2, 2025
99.2	Vistagen Therapeutics, Inc. Corporate Presentation, dated June 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: June 2, 2025	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer